Exhibit 99.1

NEWS RELEASE

Contacts:

Erika Winkels	Ryan Weispfenning
Public Relations	Investor Relations
+1-763-526-8478	+1-763-505-4626

FOR IMMEDIATE RELEASE

Medtronic reports first quarter
fiscal 2024 financial results
Broad strength across businesses and geographies results in mid-single digit revenue growth, driven by execution, innovation, and improved underlying fundamentals

DUBLIN – Aug. 22, 2023 – Medtronic plc (NYSE:MDT) today announced financial results for its first quarter of fiscal year 2024 (FY24), which ended July 28, 2023.

Key Highlights
•Revenue of $7.7 billion increased 4.5% as reported and 6.0% organic
•GAAP diluted earnings per share (EPS) of $0.59 decreased 16%; non-GAAP diluted EPS of $1.20 increased 6%
•Company increases FY24 organic revenue growth and EPS guidance
•Commenced U.S. launches of the MiniMed™ 780G system with Guardian™ 4 sensor in Diabetes and the Micra™ AV2 and Micra™ VR2 leadless pacemakers in Cardiovascular

Financial Results
Medtronic reported Q1 worldwide revenue of $7.702 billion, an increase of 4.5% as reported and 6.0% on an organic basis. The company’s organic revenue results reflect broad strength across businesses and geographies, driven by execution, innovation, and improved underlying fundamentals. The organic revenue growth comparison excludes:
•Revenue and the associated impact from foreign currency translation reported as Other, stemming from business separations, including Renal Care Solutions and ongoing manufacturing agreements with Cardinal Health from the divestiture of Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency; and
•The unfavorable impact from foreign currency translation of $43 million on the remaining segments.

As reported, Q1 GAAP net income and diluted EPS were $791 million and $0.59, respectively, representing decreases of 15% and 16%, respectively. As detailed in the financial schedules included at the end of this release, Q1 non-GAAP net income and non-GAAP diluted EPS were $1.596 billion and $1.20, respectively, both representing increases of 6%. Included in non-GAAP diluted EPS was an 8 cent unfavorable impact from foreign currency translation, a 2 cent improvement from what was projected from May rates.

“We are pleased with the strong start to our fiscal year. We executed and delivered another quarter of mid-single digit revenue growth. Our solid results were broad-based, with each of our four segments delivering 6% organic revenue growth,” said Geoff Martha, Medtronic chairman and chief executive officer. “We also continue to make great strides on our comprehensive transformation designed to ensure durable growth and create value for shareholders.”

Cardiovascular Portfolio
The Cardiovascular Portfolio includes the Cardiac Rhythm & Heart Failure (CRHF), Structural Heart & Aortic (SHA), and Coronary & Peripheral Vascular (CPV) divisions. Revenue of $2.850 billion increased 5.5% as reported and 6.2% organic, with a low-double digit increase in SHA, mid-single digit increase in CRHF, and low-single digit increase in CPV, all on an organic basis.
•CRHF results driven by mid-single digit growth in Defibrillation Solutions, Cardiovascular Diagnostics, Cardiac Ablation Solutions, and Cardiac Pacing Therapies, including mid-teens growth in Micra™ transcatheter pacing systems
•SHA drove low-double digit growth in Structural Heart (TAVR) on continued adoption of Evolut™ FX in the U.S. & Japan, low-double digit growth in Aortic on supply recovery, and high-single digit growth in Cardiac Surgery
•CPV results driven by mid-single digit growth in Peripheral Vascular Health, including low-double digit growth in drug-coated balloons (DCB) and ClosureFast™ and VenaSeal™ superficial vein therapy systems
•Commenced U.S. launches of Micra™ AV2 and Micra™ VR2 leadless pacemakers

Neuroscience Portfolio
The Neuroscience Portfolio includes the Cranial & Spinal Technologies (CST), Specialty Therapies, and Neuromodulation divisions. Revenue of $2.219 billion increased 4.9% as reported and 5.6% organic, with mid-single digit organic increases in CST, Specialty Therapies, and Neuromodulation.
•CST delivered high-single digit Spine & Biologics growth, including high-single digit growth in the U.S., on implant and biologic pull-through fueled by strength in the Aible™ ecosystem; double digit growth in Mazor™ robotics and high-single digit growth in StealthStation™ navigation
•Specialty Therapies results driven by high-teens growth in ENT aided by supply improvement, low-single digit growth in Neurovascular, and low-single digit declines in Pelvic Health

•Neuromodulation led by mid-single digit growth in Brain Modulation and Pain Stim, with strength in new implants of Percept™ PC neurostimulators with BrainSense™ technology and Intellis™ spinal cord stimulators with DTM™ SCS therapy
•Received CE Mark approval last week for the company’s next-generation Inceptiv™ spinal cord stimulator with closed-loop sensing

Medical Surgical Portfolio
The Medical Surgical Portfolio includes the Surgical & Endoscopy (SE) and the Patient Monitoring & Respiratory Interventions (PMRI) divisions. Endoscopy was formerly called the Gastrointestinal business. Revenue of $2.039 billion increased 5.5% as reported and 6.1% organic, with a high-single digit organic increase in SE and mid-single digit organic increase in PMRI.
•SE results driven by high-single digit growth in Advanced Surgical Technologies and mid-single digit growth in Endoscopy on continued supply improvement
•SE also drove installed base growth of the Hugo™ robotic-assisted surgery systems; activated new sites in Expand URO U.S. pivotal trial, which continues to progress to plan
•PMRI results driven by mid-single digit growth in Patient Monitoring, with double-digit growth in Nellcor™ pulse oximetry monitor sales and Perioperative Complications
•Company continues to target the intended separation of PMRI through a likely spinoff in the first half of fiscal year 2025

Diabetes
Diabetes revenue of $578 million increased 6.8% as reported and 6.3% organic.
•High-teens growth in Non-U.S. Developed Markets accelerated from recent quarters on increased MiniMed™ 780G system adoption, increased CGM attachment rates on the strength of the Guardian™ 4 sensor, and geographic expansion

•U.S. launch of MiniMed™ 780G system off to great start, resulting in low-30’s growth in U.S. durable pump sales
•High-single digit U.S. declines resulted from decreases in CGM and consumable sales given installed base attrition versus the prior year; expected to improve with growth in installed base
•Coverage secured for MiniMed 780G™ system with Guardian™ 4 sensor for over 95% of U.S. population, including expanded access for Medicare beneficiaries in July
•Several clinical and real-world datasets studying the MiniMed™ 780G system with proprietary Meal Detection™ technology presented at American Diabetes Association (ADA) Scientific Sessions in June; showed Time in Range outcomes exceed consensus guidelines and reduction of time spent in hyperglycemia in children and adults

Guidance
The company today raised its FY24 revenue growth and EPS guidance.

The company increased its FY24 organic revenue growth guidance to 4.5% versus the prior range of 4.0% to 4.5%. The organic revenue growth guidance excludes the impact of foreign currency and revenue related to certain businesses reported as Other. If foreign currency exchange rates as of the beginning of August hold, FY24 revenue growth on a reported basis would be approximately 2.75%.

The company increased its FY24 diluted non-GAAP EPS guidance from the prior range of $5.00 to $5.10 to the new range of $5.08 to $5.16, a 7 cent increase at the midpoint, inline with the company’s operational EPS outperformance in the first quarter.

“Our revenue outperformance and focus on expense management drove operating margin expansion and mid-single digit adjusted earnings growth this quarter,” said Karen Parkhill, Medtronic EVP & chief financial officer. “Given our first quarter performance, including a 7 cent operational beat on the bottom line, and improved fundamentals, we're raising our full year organic revenue growth and EPS guidance.”

Video Webcast Information
Medtronic will host a video webcast today, August 22, at 8:00 a.m. EDT (7:00 a.m. CDT) to provide information about its businesses for the public, investors, analysts, and news media. This webcast can be accessed by clicking on the Events icon at investorrelations.medtronic.com, and this earnings release will be archived at news.medtronic.com. Within 24 hours of the webcast, a replay of the webcast and transcript of the company’s prepared remarks will be available by clicking on the Events icon at investorrelations.medtronic.com.

Medtronic plans to report its FY24 second, third, and fourth quarter results on Tuesday, November 21, 2023; February 20, 2024; and Thursday, May 23, 2024, respectively. Confirmation and additional details will be provided closer to the specific event.

Financial Schedules
The first quarter financial schedules and non-GAAP reconciliations can be viewed by clicking on the Investor Events link at investorrelations.medtronic.com.

About Medtronic
Bold thinking. Bolder actions. We are Medtronic. Medtronic plc, headquartered in Dublin, Ireland, is the leading global healthcare technology company that boldly attacks the most challenging health problems facing humanity by searching out and finding solutions. Our Mission — to alleviate pain, restore health, and extend life — unites a global team of 95,000+ passionate people across 150 countries. Our technologies and therapies treat 70 health conditions and include cardiac devices, surgical robotics, insulin pumps, surgical tools, patient monitoring systems, and more. Powered by our diverse knowledge, insatiable curiosity, and desire to help all those who need it, we deliver innovative technologies that transform the lives of two people every second, every hour, every day. Expect more from us as we empower insight-driven care, experiences that put people first, and better outcomes for our world. In everything we do, we are engineering the extraordinary. For more information on Medtronic (NYSE:MDT), visit www.Medtronic.com and follow @Medtronic on Twitter and LinkedIn.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties, including risks related to competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation and general economic conditions and other risks and uncertainties described in the company’s periodic reports on file with the U.S. Securities and Exchange Commission including the most recent Annual Report on Form 10-K of the company, as filed with the U.S. Securities and Exchange Commission. In some cases, you can identify these statements by forward-looking words or expressions, such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “plan,” “possible,” “potential,” “project,” “should,” “going to,” “will,” and similar words or expressions, the negative or plural of such words or expressions and other comparable terminology. Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements or any of the information contained in this press release, including to reflect future events or circumstances.

NON-GAAP FINANCIAL MEASURES
This press release contains financial measures, including adjusted net income, adjusted diluted EPS, and organic revenue, which are considered “non-GAAP” financial measures under applicable SEC rules and regulations. References to quarterly or annual figures increasing, decreasing or remaining flat are in comparison to fiscal year 2023.

Medtronic management believes that non-GAAP financial measures provide information useful to investors in understanding the company’s underlying operational performance and trends and to facilitate comparisons with the performance of other companies in the med tech industry. Non-GAAP net income and diluted EPS exclude the effect of certain charges or gains that contribute to or reduce earnings but that result from transactions or events that management believes may or may not recur with similar materiality or impact to operations in future periods (Non-GAAP Adjustments). Medtronic generally uses non-GAAP financial measures to facilitate management’s review of the operational performance of the company and as a basis for strategic planning. Non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP), and investors are cautioned that Medtronic may calculate non-GAAP financial measures in a way that is different from other companies. Management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial schedules accompanying this press release.

Medtronic calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking organic revenue growth guidance excludes the impact of foreign currency fluctuations, as well as significant acquisitions or divestitures. Forward-looking diluted non-GAAP EPS guidance also excludes other potential charges or gains that would be recorded as Non-GAAP Adjustments to earnings during the fiscal year. Medtronic does not attempt to provide reconciliations of forward-looking non-GAAP EPS guidance to projected GAAP EPS guidance because the combined impact and timing of recognition of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

-end-

MEDTRONIC PLC
WORLD WIDE REVENUE(1)
(Unaudited)

	FIRST QUARTER
	REPORTED				ORGANIC
(in millions)	FY24	FY23	Growth	Currency Impact(2)	Adjusted FY24	Adjusted FY23	Growth
Cardiovascular	$2,850	$2,701	5.5%	$(19)	$2,869	$2,701	6.2%
Cardiac Rhythm & Heart Failure	1,446	1,381	4.7	(7)	1,453	1,381	5.2
Structural Heart & Aortic	814	741	9.9	(5)	819	741	10.5
Coronary & Peripheral Vascular	589	579	1.7	(8)	597	579	3.1
Neuroscience	2,219	2,115	4.9	(15)	2,234	2,115	5.6
Cranial & Spinal Technologies	1,103	1,043	5.8	(7)	1,110	1,043	6.4
Specialty Therapies	695	667	4.2	(8)	703	667	5.4
Neuromodulation	420	405	3.7	—	420	405	3.7
Medical Surgical	2,039	1,933	5.5	(12)	2,051	1,933	6.1
Surgical & Endoscopy	1,546	1,455	6.3	(7)	1,553	1,455	6.7
Patient Monitoring & Respiratory Interventions	493	479	2.9	(4)	497	479	3.8
Diabetes	578	541	6.8	3	575	541	6.3
Other(3)	16	81	(80.2)	(3)	—	—	—
TOTAL	$7,702	$7,371	4.5%	$(47)	$7,729	$7,290	6.0%

(1) The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum.
(2) The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.
(3) Includes inorganic revenue from the divested Renal Care Solutions business and Transition Manufacturing Agreements from previously divested businesses.

MEDTRONIC PLC
U.S.(1)(2) REVENUE
(Unaudited)

	FIRST QUARTER
	REPORTED			ORGANIC
(in millions)	FY24	FY23	Growth	Adjusted FY24	Adjusted FY23	Growth
Cardiovascular	$1,350	$1,286	5.0%	$1,350	$1,286	5.0%
Cardiac Rhythm & Heart Failure	720	704	2.3	720	704	2.3
Structural Heart & Aortic	357	312	14.4	357	312	14.4
Coronary & Peripheral Vascular	273	269	1.5	273	269	1.5
Neuroscience	1,497	1,419	5.5	1,497	1,419	5.5
Cranial & Spinal Technologies	821	762	7.7	821	762	7.7
Specialty Therapies	392	380	3.2	392	380	3.2
Neuromodulation	284	276	2.9	284	276	2.9
Medical Surgical	881	831	6.0	881	831	6.0
Surgical & Endoscopy	619	581	6.5	619	581	6.5
Patient Monitoring & Respiratory Interventions	262	249	5.2	262	249	5.2
Diabetes	188	206	(8.7)	188	206	(8.7)
Other(3)	8	25	(68.0)	—	—	—
TOTAL	$3,924	$3,766	4.2%	$3,917	$3,741	4.7%

(1) U.S. includes the United States and U.S. territories.
(2) The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum.
(3) Includes inorganic revenue from the divested Renal Care Solutions business and Transition Manufacturing Agreements from previously divested businesses.

MEDTRONIC PLC
WORLD WIDE REVENUE: GEOGRAPHIC (1)(2)
(Unaudited)

	FIRST QUARTER
	REPORTED				ORGANIC
(in millions)	FY24	FY23	Growth	Currency Impact(3)	Adjusted FY24	Adjusted FY23	Growth
U.S.	$1,350	$1,286	5.0%	$—	$1,350	$1,286	5.0%
Non-U.S. Developed	956	892	7.2	2	954	892	7.0
Emerging Markets	544	523	4.0	(21)	565	523	8.0
Cardiovascular	2,850	2,701	5.5	(19)	2,869	2,701	6.2
U.S.	1,497	1,419	5.5	—	1,497	1,419	5.5
Non-U.S. Developed	416	407	2.2	(4)	420	407	3.2
Emerging Markets	306	290	5.5	(11)	317	290	9.3
Neuroscience	2,219	2,115	4.9	(15)	2,234	2,115	5.6
U.S.	881	831	6.0	—	881	831	6.0
Non-U.S. Developed	772	735	5.0	(6)	778	735	5.9
Emerging Markets	386	368	4.9	(6)	392	368	6.5
Medical Surgical	2,039	1,933	5.5	(12)	2,051	1,933	6.1
U.S.	188	206	(8.7)	—	188	206	(8.7)
Non-U.S. Developed	315	264	19.3	4	311	264	17.8
Emerging Markets	75	72	4.2	(2)	77	72	6.9
Diabetes	578	541	6.8	3	575	541	6.3
U.S.	8	25	(68.0)	—	—	—	—
Non-U.S. Developed	5	32	(84.4)	(2)	—	—	—
Emerging Markets	3	24	(87.5)	(1)	—	—	—
Other(4)	16	81	(80.2)	(3)	—	—	—
U.S.	3,924	3,766	4.2	—	3,917	3,741	4.7
Non-U.S. Developed	2,463	2,328	5.8	(6)	2,463	2,297	7.2
Emerging Markets	1,314	1,276	3.0	(41)	1,350	1,253	7.7
TOTAL	$7,702	$7,371	4.5%	$(47)	$7,729	$7,290	6.0%
(1) U.S. includes the United States and U.S. territories. Non-U.S. developed markets include Japan, Australia, New Zealand, Korea, Canada, and the countries within Western Europe. Emerging Markets include the countries of the Middle East, Africa, Latin America, Eastern Europe, and the countries of Asia that are not included in the non-U.S. developed markets, as previously defined.
(2) The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum.
(3) The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.
(4) Includes inorganic revenue from the divested Renal Care Solutions business and Transition Manufacturing Agreements from previously divested businesses.

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended
(in millions, except per share data)	July 28, 2023	July 29, 2022
Net sales	$7,702	$7,371
Costs and expenses:
Cost of products sold, excluding amortization of intangible assets	2,628	2,516
Research and development expense	668	692
Selling, general, and administrative expense	2,613	2,567
Amortization of intangible assets	429	423
Restructuring charges, net	54	14
Certain litigation charges	40	—
Other operating expense, net	1	35
Operating profit	1,268	1,125
Other non-operating income, net	(76)	(83)
Interest expense, net	148	164
Income before income taxes	1,196	1,044
Income tax provision	400	112
Net income	797	931
Net income attributable to noncontrolling interests	(6)	(2)
Net income attributable to Medtronic	$791	$929
Basic earnings per share	$0.59	$0.70
Diluted earnings per share	$0.59	$0.70
Basic weighted average shares outstanding	1,330.5	1,329.4
Diluted weighted average shares outstanding	1,333.8	1,334.5
The data in the schedule above has been intentionally rounded to the nearest million, and therefore, the quarterly amounts may not sum to the fiscal year-to-date amounts.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Three months ended July 28, 2023
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$7,702	$2,628	65.9%	$1,268	16.5%	$1,196	$791	$0.59	33.4%
Non-GAAP Adjustments:
Amortization of intangible assets	—	—	—	429	5.6	429	364	0.27	15.2
Restructuring and associated costs (2)	—	(16)	0.2	91	1.2	91	76	0.06	16.5
Acquisition and divestiture-related items (3)	—	(6)	0.1	50	0.6	50	46	0.03	6.0
Certain litigation charges	—	—	—	40	0.5	40	31	0.02	22.5
(Gain)/loss on minority investments (4)	—	—	—	—	—	64	64	0.05	—
Medical device regulations (5)	—	(21)	0.3	31	0.4	31	25	0.02	22.6
Certain tax adjustments, net (6)	—	—	—	—	—	—	198	0.15	—
Non-GAAP	$7,702	$2,586	66.4%	$1,909	24.8%	$1,902	$1,596	$1.20	15.8%
Currency impact	47	(1)	0.2	122	1.4			0.08
Currency Adjusted	$7,749	$2,585	66.6%	$2,031	26.2%			$1.28

	Three months ended July 29, 2022
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$7,371	$2,516	65.9%	$1,125	15.3%	$1,044	$929	$0.70	10.7%
Non-GAAP Adjustments:
Amortization of intangible assets	—	—	—	423	5.7	423	359	0.27	15.4
Restructuring and associated costs (2)	—	(20)	0.3	76	1.0	76	60	0.04	21.1
Acquisition and divestiture-related items (3)	—	(11)	0.1	109	1.5	109	102	0.08	6.4
(Gain)/loss on minority investments (4)	—	—	—	—	—	(4)	(4)	—	—
Medical device regulations (5)	—	(18)	0.2	32	0.4	32	26	0.02	18.8
Debt redemption premium and other charges (7)	—	—	—	—	—	53	42	0.03	20.8
Certain tax adjustments, net (8)	—	—	—	—	—	—	(13)	(0.01)	—
Non-GAAP	$7,371	$2,467	66.5%	$1,765	23.9%	$1,734	$1,502	$1.13	13.3%
See description of non-GAAP financial measures contained in the press release dated August 22, 2023.
(1)The data in this schedule has been intentionally rounded to the nearest million or $0.01 for EPS figures, and, therefore, may not sum.
(2)Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program and consulting expenses.
(3)The charges primarily include business combination costs, changes in fair value of contingent consideration, and charges related to the impending separation of the Patient Monitoring and Respiratory Interventions businesses within our Medical Surgical Portfolio. The prior year included non-cash pre-tax impairments, primarily related to goodwill, as a result of the April 1, 2023 sale of half of the Company's Renal Care Solutions (RCS) business.
(4)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
(5)The charges represent incremental costs of complying with the new European Union (E.U.) medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses. We consider these costs to be duplicative of previously incurred costs and/or one-time costs, which are limited to a specific time period.
(6)The charge relates to an income tax reserve adjustment associated with the June 1, 2023 Israeli Central-Lod District Court decision in Medtronic Ventor Technologies Ltd v. Kfar Saba Assessing Office and amortization of previously established deferred tax assets from intercompany intellectual property transactions.
(7)The charges relate to the early redemption of approximately $2.3 billion of debt and were recorded within interest expense, net within the consolidated statements of income.
(8)The net benefit is due to a valuation allowance release associated with certain carryover attributes as a result of the RCS transaction listed above in (3) partially offset by the amortization of previously established deferred tax assets from intercompany intellectual property transactions.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Three months ended July 28, 2023
(in millions)	Net Sales	SG&A Expense	SG&A Expense as a % of Net Sales	R&D Expense	R&D Expense as a % of Net Sales	Other Operating (Income) Expense, net	Other Operating (Inc.)/Exp., net as a % of Net Sales	Other Non-Operating Income, net
GAAP	$7,702	$2,613	33.9%	$668	8.7%	$1	—%	$(76)
Non-GAAP Adjustments:
Restructuring and associated costs (2)	—	(21)	(0.3)	—	—	1	—	—
Acquisition and divestiture-related items (3)	—	(16)	(0.2)	—	—	(27)	(0.4)	—
Medical device regulations (4)	—	—	—	(10)	(0.1)	—	—	—
(Gain)/loss on minority investments (5)	—	—	—	—	—	—	—	(64)
Non-GAAP	$7,702	$2,575	33.4%	$658	8.5%	$(26)	(0.3)%	$(141)
Currency impact	47	5	(0.1)	2	—	(82)	(1.1)	2
Currency Adjusted	$7,749	$2,580	33.3%	$660	8.5%	$(108)	(1.4)%	$(139)
See description of non-GAAP financial measures contained in the press release dated August 22, 2023.
(1)The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.
(2)Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program and consulting expenses.
(3)The charges primarily include business combination costs, changes in fair value of contingent consideration, and charges related to the impending separation of the Patient Monitoring and Respiratory Interventions businesses within our Medical Surgical Portfolio.
(4)The charges represent estimated incremental costs of complying with the new European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses. We consider these costs to be duplicative of previously incurred costs and/or one-time costs, which are limited to a specific time period.
(5)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Three months ended
(in millions)	July 28, 2023	July 29, 2022
Net cash provided by operating activities	$875	$1,083
Additions to property, plant, and equipment	(354)	(426)
Free Cash Flow(2)	$521	$657
See description of non-GAAP financial measures contained in the press release dated August 22, 2023.
(1)The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.
(2)Free cash flow represents operating cash flows less property, plant, and equipment additions.

MEDTRONIC PLC
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	July 28, 2023	April 28, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,339	$1,543
Investments	6,537	6,416
Accounts receivable, less allowances and credit losses of $190 and $176, respectively	5,806	5,998
Inventories, net	5,668	5,293
Other current assets	2,518	2,425
Total current assets	21,869	21,675
Property, plant, and equipment, net	5,665	5,569
Goodwill	41,436	41,425
Other intangible assets, net	14,434	14,844
Tax assets	3,461	3,477
Other assets	3,912	3,959
Total assets	$90,776	$90,948
LIABILITIES AND EQUITY
Current liabilities:
Current debt obligations	$519	$20
Accounts payable	2,239	2,662
Accrued compensation	1,695	1,949
Accrued income taxes	1,013	840
Other accrued expenses	3,581	3,581
Total current liabilities	9,047	9,051
Long-term debt	24,463	24,344
Accrued compensation and retirement benefits	1,092	1,093
Accrued income taxes	2,407	2,360
Deferred tax liabilities	687	708
Other liabilities	1,715	1,727
Total liabilities	39,410	39,283
Commitments and contingencies
Shareholders’ equity:
Ordinary shares— par value $0.0001, 2.6 billion shares authorized, 1,330,498,304 and 1,330,809,036 shares issued and outstanding, respectively	—	—
Additional paid-in capital	24,587	24,590
Retained earnings	30,265	30,392
Accumulated other comprehensive loss	(3,674)	(3,499)
Total shareholders’ equity	51,178	51,483
Noncontrolling interests	188	182
Total equity	51,366	51,665
Total liabilities and equity	$90,776	$90,948

The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended
(in millions)	July 28, 2023	July 29, 2022
Operating Activities:
Net income	$797	$931
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	672	668
Provision for credit losses	21	15
Deferred income taxes	—	(18)
Stock-based compensation	73	62
Loss on debt extinguishment	—	53
Other, net	135	121
Change in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable, net	164	89
Inventories, net	(410)	(380)
Accounts payable and accrued liabilities	(673)	(147)
Other operating assets and liabilities	96	(311)
Net cash provided by operating activities	875	1,083
Investing Activities:
Acquisitions, net of cash acquired	—	(1,191)
Additions to property, plant, and equipment	(354)	(426)
Purchases of investments	(1,916)	(1,884)
Sales and maturities of investments	1,748	1,886
Other investing activities, net	(17)	30
Net cash used in investing activities	(539)	(1,585)
Financing Activities:
Change in current debt obligations, net	500	—
Proceeds from short-term borrowings (maturities greater than 90 days)	—	2,284
Payments on long-term debt	—	(2,311)
Dividends to shareholders	(918)	(903)
Issuance of ordinary shares	77	43
Repurchase of ordinary shares	(152)	(336)
Other financing activities	(8)	273
Net cash used in financing activities	(501)	(950)
Effect of exchange rate changes on cash and cash equivalents	(39)	(122)
Net change in cash and cash equivalents	(204)	(1,574)
Cash and cash equivalents at beginning of period	1,543	3,714
Cash and cash equivalents at end of period	$1,339	$2,140
Supplemental Cash Flow Information
Cash paid for:
Income taxes	$117	$260
Interest	84	68

The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.